                                                                    Exhibit 99.1

                            Instructions as to Use of
                            Harken Energy Corporation
                               Rights Certificates

               Consult the Subscription Agent, your bank or broker
                           if you have any questions.

     The following instructions relate to a rights offering (the "Rights Offering") by Harken Energy Corporation, a Delaware corporation (the "Company"), to the holders of record (collectively, the "Recordholders") of its common stock, par value $0.01 per share (the "Common Stock"), its Series G1 Preferred Stock and its Series G2 Preferred Stock (collectively, the "Preferred Stock") as described in the Company's prospectus dated ______________, 2002 (the "Prospectus"). Recordholders at the close of business on ______________, 2002 (the "Record Date") are receiving non-transferable subscription rights (the "Rights") to subscribe for and purchase shares of the Company's Common Stock (the "Underlying Shares"). An aggregate of 95,238,096 million Underlying Shares are being offered by the Prospectus. Each Recordholder will receive one Right for each share of Common Stock owned (or in the case of the Preferred Stock, one Right for each share of Common Stock issuable upon conversion) as of the Record Date. The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on ______________, 2002, unless extended under certain circumstances (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by (the "Subscription Agent") after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by non-transferable Rights certificates (the "Rights Certificates").

     Each subscription right will entitle the holder to purchase the number of shares of Common Stock equal to $10 million, divided by the Subscription Price, divided by ______________, the number of shares of common stock outstanding plus the number of shares of common stock issuable upon conversion of the Series G1 preferred stock, and Series G2 preferred stock, on the Record Date (the "Subscription Right"). The Subscription Price for the subscription rights will equal 70% of the current market price of the common stock. The Company will determine the current market price of the common stock by averaging the closing price of the common stock on the American Stock Exchange for the five (5) trading days immediately preceding the commencement of the offering, except the current market price will be no greater than $0.50 per share or less than $0.15 per share.

     Lyford Investments Enterprises Ltd., a creditor of the Company, has agreed to act as a standby underwriter in the offering and will purchase any and all shares not subscribed for by other stockholders.

     The number of Rights to which you are entitled is printed on the face of your Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

     Your Rights Certificates, or Notice of Guaranteed Delivery, and Subscription Price payment, must be received by the Subscription Agent on or before 5:00 p.m., New York City time, on the expiration date. Once a holder of Rights has exercised the Subscription Right, such exercise may not be revoked. Rights not exercised prior to the expiration date of the Rights Offering will expire.

1. Method of Subscription - Exercise of Rights.

     To exercise Rights, complete your Rights Certificate and send the properly completed and executed Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Right, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for

          (a) by uncertified personal check, payable to American Stock Transfer & Trust Company as Subscription Agent for the Company. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds,

          (b) by certified check or bank check drawn on a U.S. bank or money order, payable to American Stock Transfer & Trust Company as Subscription Agent for the Company, or

          (c) Wire transfer directed to the account maintained by American Stock Transfer & Trust Company (the "Subscription Account") at

          Chase Manhattan Bank,
          [Address]
          ABA #021000021,
          Credit Account No. _______________________________________
          Account Name:      American Stock Transfer & Trust Company
                             Escrow Agent

Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payment will be deemed to have been received by the Subscription Agent only upon:

          (a) receipt and clearance of any uncertified check;

          (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank, any money order or any funds transferred by wire transfers; or

          (c) receipt of good funds in the Subscription Account designated above.

     The Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

                  By mail, by hand or by overnight courier to:

                     American Stock Transfer & Trust Company
                             Attention: Rights Agent
                                 59 Maiden Lane
                              New York, N.Y. 10038

        Telephone Number for Confirmation or Information: (718) 921-8237

     Delivery to an address other than those above does not constitute valid delivery.

     By making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Rights Certificate or Rights Certificates held by you, the number of Underlying Shares being subscribed for pursuant to the Subscription Right, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Rights Certificate or Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate or Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No.
(718) 234-5001). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number set forth above.

     If the aggregate Subscription Price paid by you is insufficient to purchase the number of Underlying Shares subscribed for, or if no number of Underlying Shares to be purchased is specified, then you will be deemed to have exercised the Subscription Right to purchase Underlying Shares to the full extent of the payment tendered.

     If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Underlying Shares for which you have indicated an intention to subscribe (such excess being the "Subscription Excess"), then any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Date and after all pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected.

2. Issuance of Common Stock.

     The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in your Rights Certificate.

          (a) Subscription Right. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Subscription Right. See "The Rights Offering - Subscription Rights" in the Prospectus.

          (b) Excess Cash Payments. As soon as practicable after the Expiration Date and after all pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder any Subscription Excess, without interest or deduction.

3. Sale or Transfer of Rights.

     The Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be received by the Company prior to the Expiration Date.

4. Execution.

          (a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

          (b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

          (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

5. Method of Delivery.

     The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

6. Special Provisions Relating to the Delivery of Rights Through the Depository Trust Company.

     In the case of Rights that are held of record through the Depository Trust Company (the "Book-Entry Transfer Facility"), exercises of the Subscription Right may be effected by instructing the Book-Entry Transfer Facility to transfer Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised and the number of Underlying Shares thereby subscribed for pursuant to the Subscription Right by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Subscription Right.

7. Substitute Form W-9.

     Each Rights holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number (TIN) on Substitute Form W-9, a copy of which is included as Exhibit B hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address or by calling the telephone number indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 31% federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights).

                                                                       Exhibit A

                          Notice of Guaranteed Delivery
                                       For
                               Rights Certificates
                                    Issued by
                            Harken Energy Corporation

          This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated __________________, 2002 (the "Prospectus") of Harken Energy Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on ______________, 2002, unless such time is extended by the Company as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date.

          Payment of the Subscription Price for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering - Method of Subscription - Exercise of Rights" in the Prospectus.

                           The Subscription Agent is:

                     American Stock Transfer & Trust Company

                            -------------------------

                  By mail, by hand or by overnight courier to:

                     American Stock Transfer & Trust Company
                             Attention: Rights Agent
                                 59 Maiden Lane
                              New York, N.Y. 10038

                     Facsimile Transmission: (718) 234-5001

        Telephone Number for Confirmation or Information: (718) 921-8237

     Delivery of this instrument to an address other than as set forth above above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

          The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Right to subscribe for __________________ share(s) of Common Stock with respect to the Rights represented by such Rights Certificate(s).

          The undersigned understands that payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Subscription Right must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $____________ either (check appropriate box):

          [_]  is being delivered to the Subscription Agent herewith; or

          [_] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

               [_]  Wire transfer of funds
                    Name of transferor institution:_____________________________
                    Date of transfer:___________________________________________
                    Confirmation number (if available):_________________________

               [_]  Uncertified check
                    Name of maker:______________________________________________
                    Date of check:______________________________________________
                    Check number:_______________________________________________
                    Bank on which check is drawn:_______________________________

               [_]  Certified check
                    Name of maker:______________________________________________
                    Date of check:______________________________________________
                    Check number:_______________________________________________
                    Bank on which check is drawn:_______________________________

               [_]  Bank draft (cashier's check)
                    Name of maker:______________________________________________
                    Date of check:______________________________________________
                    Check number:_______________________________________________
                    Bank on which check is drawn:_______________________________

               [_]  Money order
                    Name of maker:______________________________________________
                    Date of check:______________________________________________
                    Check number:_______________________________________________
                    Bank on which check is drawn:_______________________________

Signature(s)_____________________   Address   __________________________________
            _____________________             __________________________________
Name(s)     _____________________             __________________________________
            _____________________                Area Code and Tel. No(s).

Rights Certificate No(s). (if available)________________________________________

                              Guarantee of Delivery
           (Not To Be Used For Rights Certificate Signature Guarantee)

          The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.


___________________________________________     ________________________________
___________________________________________     ________________________________
                 (Address)                              (Name of Firm)
___________________________________________     ________________________________
      (Area Code and Telephone Number)              (Authorized Signature)

          The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

                                                                       Exhibit B

                            Important Tax Information

          This tax information is provided in connection with the Harken Energy Corporation (the "Company") prospectus dated ______________, 2002 (the "Prospectus").

          Under the United States federal income tax laws, dividend payments that may be made by the Company on shares of its Common Stock, par value $0.01, issued upon the exercise of non-transferable subscription rights (the "Rights") may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or
(ii) furnishes the payer with its correct taxpayer identification number (TIN) and certifies that the number provided is correct and further certifies that such holder is not subject to backup withholding as a result of a failure to report all interest or dividend income. Each Rights holder that exercises Rights and wants to avoid backup withholding should provide the Subscription Agent, as the Company's agent in respect of exercised Rights (the "Requester"), with such holder's correct taxpayer identification number (or with a certification that such holder is awaiting a taxpayer identification number) and with a certification that such holder is not subject to backup withholding by completing Substitute Form W-9 below.

          Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Subscription Agent. Exempt holders, while not required to file Substitute Form W-9, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional instructions.

          If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold up to 31% of any such dividend payments made to a Rights holder that exercises Rights. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

          To prevent backup withholding on dividend payments, a Rights holder that exercises Rights is required to notify the Subscription Agent of such holder's correct taxpayer identification number by completing Substitute Form W-9 below and certifying on Substitute Form W-9 that the taxpayer identification number provided is correct (or that such Rights holder is awaiting a taxpayer identification number). In addition, the holder is required to certify on Substitute Form W-9 that it is (i) exempt from backup withholding, or (ii) not subject to backup withholding due to prior under reporting of interest or dividend income, or (iii) the Internal Revenue Service (the "IRS") has notified it that it is no longer subject to backup withholding.

What Number to Give the Subscription Agent

          The Rights holder that exercises Rights is required to give the Subscription Agent the taxpayer identification number of the record owner of the shares of Common Stock issued upon the exercise of the Rights. If such record owner is an individual, the taxpayer identification number is the taxpayer's social security number. For most other entities, the taxpayer identification number is the employer identification number. If the shares of Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Request for Taxpayer Identification Number and Certification on Substitute Form W-9 for additional guidelines on what number to report. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the holder may be subject to a penalty imposed by the IRS.

---------------------------------------------------------------------------------------------------
Requestor's Name:
Give form to the Requestor. DO NOT send to the IRS.
---------------------------------------------------------------------------------------------------
Name
---------------------------------------------------------------------------------------------------
Business name, if different from above
---------------------------------------------------------------------------------------------------
Check appropriate box:  Individual/Sole Proprietor [_]  Corporation [_]  Partnership [_]  Other [_]
---------------------------------------------------------------------------------------------------
Address (number, street, and apt. or suite no.)
---------------------------------------------------------------------------------------------------
City, State and ZIP code
---------------------------- ---------------------------------- -----------------------------------
                    Part I - Taxpayer                  Social Security Number______________________
                    Identification Number (TIN)        Employer Identification Number______________
                    Enter your TIN in the
                    appropriate box. For most
                    individuals, this is your social
                    security number (SSN). For most
SUBSTITUTE          other entities, it is your
Form W-9            employer identification number
Department of       (EIN).
the Treasury        -------------------------------------------------------------------------------
Internal Revenue    Part II - If you do not have a TIN check the "TIN Applied for" box below. See
Service             "How to Get a TIN" in the enclosed guidelines. If you are exempt from backup withholding, check the "Exempt" box below. See "Exemption from Backup
                    Withholding" in the enclosed guidelines.

                    TIN Applied for [_]                Exempt  [_]
                    -------------------------------------------------------------------------------
                    Part III - Certification
                    Under penalties of perjury, I certify that:
                    (1) The number shown on this form is my correct taxpayer identification number
                    (or I am waiting for a number to be issued to me), and
                    (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service
                    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

                    Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

                    -------------------------------------------------------------------------------
                    Signature________________________________  Date________________________________

--------------------------

     NOTE: Failure to complete this form may result in backup withholding of up to 31% on any payments made to you. Please review enclosed guidelines for request for taxpayer identification number and certification on Substitute Form W-9 for additional details.

Certificate of Awaiting Taxpayer Identification Number

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the requester a portion (not to exceed 31%) of all reportable payments made to me will be retained and may be remitted to the Internal Revenue Service as backup withholding until I provide a taxpayer identification number to the requester.

Signature ___________________________      Date ________________________________

________________________________________________________________________________
                               Name (Please Print)

               GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                 NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

     Name. If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in
Part I of the form.

     Sole Proprietor - You must enter your individual name as shown on your Social Security card. You may enter your business, trade or "doing business as" name on the business name line.

     Other Entities - Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

     Taxpayer Identification Number (TIN). You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see "How to Get a TIN" below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the Requester.

     Social Security numbers (SSNs) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e. 00-0000000.

 For this type of account:    Give Name and SSN of:   For this type of account:   Give Name and SSN of:
 -------------------------    ---------------------   -------------------------   ---------------------
1. Individual                The individual            6.  A valid trust, estate  The legal entity (4)
                                                       or pension trust
2. Two or more               The actual owner of the   7.  Corporation            The corporation
individuals (joint account)  account or, if combined
                             funds, the first
                             individual on the
                             account (1)
3. Custodian account of a    The minor (2)             8.  Association, club,     The organization
minor (Uniform Gift to                                 religious, charitable,
Minors Act)                                            educational or other tax-
                                                       exempt organization
4. a.  The usual revocable   The grantor-trustee (1)   9.  Partnership            The partnership
savings trust (grantor is
also trustee)
b. The so-called trust       The actual owner (1)      10. A broker or            The broker or nominee
account that is not a legal                            registered nominee
or valid trust under state
law
5.  Sole proprietorship      The owner (3)             11. Account with the       The public entity
                                                       Department of
                                                       Agriculture in the
                                                       name of a public
                                                       entity (such as a
                                                       state or local
                                                       government, school
                                                       district, or prison
                                                       that receives
                                                       agricultural
                                                       payments)

-------------------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
     Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

          How to Get a TIN. If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

          If you do not have a taxpayer identification number, check the "TIN Applied For" box in Part II of the form and sign the Certificate of Awaiting Taxpayer Identification Number, sign and date the form, and give it to the Requester. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a taxpayer identification number and give it to the Requester. Other payments are subject to backup withholding.

          Note: Checking the "TIN Applied For" box means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding

     Payees Exempt From Backup Withholding. Individuals (including sole proprietors) are NOT exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

     For interest and dividends, the following payees are exempt from backup withholding:

  .  A corporation;

  .  A financial institution;

  . An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code;

  .  The United States or any of its agencies or instrumentalities;

  . A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

  . A foreign government or any of its political subdivisions, agencies or instrumentalities;

  .  An international organization or any of its agencies or instrumentalities;

  .  A real estate investment trust;

  .  A common trust fund operated by a bank under section 584(a) of the Code;

  . An entity registered at all times during the tax year under the Investment Company Act of 1940;

  .  A foreign central bank of issue;

  . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List; and

  .  A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

     Payments Exempt From Backup Withholding. Dividends and patronage dividends that generally are exempt from backup withholding include:

  . Payments to nonresident aliens subject to withholding under section 1441 of the Code;

  . Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner;

  .  Payments of patronage dividends not paid in money;

  .  Payments made by certain foreign organizations; and

  .  Payments made by an ESOP pursuant to section 404(k) of the Code.

     Interest payments that are generally exempt from backup withholding include:

Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer;

  . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code);

  .  Payments described in section 6049(b)(5) of the Code to nonresident aliens.

  .  Payments on tax-free covenant bonds under section 1451 of the Code; and

  .  Payments made by certain foreign organizations.

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.

     If you are exempt from backup withholding, you should still complete and file Substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part I, check the "Exempt" box in
Part II, and sign and date the form and return it to the Requester.

     If you are a nonresident alien or a foreign entity not subject to backup withholding, you must give the Requester a properly completed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding or W-8ECI, Certificate of Foreign Person's Claim of Exemption from Withholding on Income Effectively Connected with Conduct of a Trade or Business in the United States. A Form W-8BEN or W-8ECI can be obtained from the Requester.

Privacy Act Notice

     Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold up to 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

             For additional information, contact your tax consultant
                        or the Internal Revenue Service.